Exhibit 10.5

FOURTH AMENDMENT AND MODIFICATION

TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made effective as of the 30th day of September, 2007, by and among INFOLOGIX SYSTEMS CORPORATION (formerly known as Info Logix Inc.), a Delaware corporation (“Infologix”), OPT ACQUISITION LLC, a Pennsylvania limited liability company (“Optasia”), EMBEDDED TECHNOLOGIES, LLC, a Delaware limited liability company (“Embedded” and together with Infologix and Optasia, jointly, severally and collectively “Borrowers” and each a “Borrower”) and SOVEREIGN BANK (the “Bank”).

BACKGROUND

A.            Pursuant to that certain Loan and Security Agreement dated March 16, 2006 by and among Borrowers and Bank (as amended by that certain First Amendment and Modification to Loan and Security Agreement dated August 25, 2006 (the “First Amendment”), that certain Second Amendment and Modification to Loan and Security Agreement dated October 31, 2006 (the “Second Amendment”), that certain Third Amendment and Modification to Loan and Security Agreement dated March 23, 2007 (the “Third Amendment”) and as the same may hereafter be amended, modified, supplemented or restated from time to time, being referred to herein as the “Loan Agreement”), Bank agreed, inter alia, to extend to Borrowers the following credit facilities:  (i) a line of credit in the maximum principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00), (ii) a term loan in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) and (iii) a term loan in the original principal amount of One Million Dollars ($1,000,000.00).

B.            Borrowers have requested and Bank has agreed to amend the Loan Agreement in accordance with the terms and conditions contained herein.

C.            All capitalized terms contained herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.             New Term Loan C. The Loan Agreement is hereby amended by adding the following as Sections 2.2B, 3.2B, 4.3B and 4.3C thereto:

“2.2B      Term Loan C. Bank shall lend to Borrowers and Borrowers shall borrow from Bank the aggregate amount of Two Million Dollars ($2,000,000.00) (“Term Loan C”). Borrowers’ obligation to repay Term Loan C shall be evidenced by Borrowers’ promissory note (the “Term Note C”) in the face amount of Two Million Dollars ($2,000,000.00).”

“3.2B      Interest on Term Loan C. Interest on the entire outstanding principal balance of Term Loan C will accrue at the rate per annum which is equal to the Prime Based Term C Rate.”

“4.3C      Principal Payments on Term Loan C. Borrowers will pay the principal of Term Loan C in equal and consecutive monthly installments of Fifty-Five Thousand Five Hundred Fifty-Five and 56/100 Dollars ($55,555.56) each, on the first day of each calendar month commencing on March 1, 2008, and in one (1) final payment of the remaining principal balance, plus all accrued and unpaid interest thereon on March 16, 2011.”

2.             Definitions.

(a)           Contract Period. Section 1.1(n) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(n)         “Contract Period” means the period of time commencing on the date hereof and continuing through and including March 16, 2011.”

(b)           Maximum Line Amount. Section 1.1(bbb) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(bbb)    “Maximum Line Amount” means an amount up to Eleven Million Dollars ($11,00,000.00).”

(c)           Net Income. Section 1.1(ccc) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ccc)     “Net Income” means income (or loss) of Borrowers after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (i) gains or losses from the sale of capital assets, (ii) net income of any Person in which any Borrower has an ownership interest, unless received by such Borrower in a cash distribution, (iii) any gains arising from extraordinary items, and (iv) non-cash expenses related to options, all as determined in accordance with GAAP on a consolidated basis.”

(d)           Prime Rate Advance. Section 1.1(nnn) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(nnn)    “Prime Rate Advance” means any Advance accruing interest at the Prime Based Line Rate, the Prime Based Term Rate, the Prime Based Term B Rate or the Prime Based Term C Rate.”

3.             Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended by adding the following as Sections 1.1(l)A, 1.1(lll)C, 1.1(lll)D, 1.1(aaaa)B and 1.1(bbbb)B thereto:

“(l)A                       “Cash Equivalents” means the aggregate of a Person’s (i) cash on hand or in any bank or trust company, (ii) monies on deposit in any money market accounts and (iii) treasury bills, certificates of deposit, commercial paper and readily marketable securities traded on a nationally recognized exchange at current market value having, in each instance, a maturity of not more than one hundred eighty (180) days.”

“(lll)C                      “Prime Based Term C Rate” means the Prime Rate, plus the Prime Rate Term C Margin (such rate to change immediately upon any change in the Prime Rate).”

“(lll)D                     “Prime Rate Term C Margin” means 150 basis points.”

“(aaaa)B                 “Term Loan C” shall have the meaning given such term in Section 2.2B hereof.”

“(bbbb)B               “Term Note C” shall have the meaning given such term in Section 2.2B hereof.”

4.             Line of Credit. The reference to “Eight Million Five Hundred Thousand Dollars ($8,500,000.00)” set forth in Section 2.1 of the Loan Agreement is hereby deleted and replaced with “Eleven Million Dollars ($11,000,000.00)”.

5.             Use of Proceeds. Section 2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.3         Use of Proceeds. Borrowers agree to use Advances (other than Advances under Term Loan B and Term Loan C) to refinance obligations of Borrowers to Silicon Valley Bank and for proper working capital purposes. Borrowers agree to use Advances under Term Loan B to repay certain obligations of Infologix to Cosmo DeNicola, Craig Wilensky, Richard Hodge, David Gulian and/or Albert Ciardi, Jr. Borrowers agree to use Advances under Term Loan C to fund a portion of the purchase price of the acquisition of substantially all of the assets of Healthcare Informatics Associates, Inc.”

6.             Method of Advances. Section 2.4(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b)         Term Loan Advance. The entire principal amount of the Term Loan shall be advanced on the date hereof. The entire principal amount of Term Loan B shall be advanced on August 25, 2006. The entire principal amount of Term Loan C shall be advanced on October 1, 2007.”

7.             Term Loan Payments. Section 4.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a)         Principal Payments on the Term Loan. Subject to the next succeeding sentence, Borrowers will pay the principal of the Term Loan in (i) equal and consecutive monthly installments of Forty-One

Thousand Six Hundred Sixty-Six and 66/100 Dollars ($41,666.66) each, on the first day of each calendar month commencing on April 1, 2006 and continuing through and including August 1, 2007, and (ii) one (1) final payment of the remaining principal balance, plus all accrued and unpaid interest thereon on March 16, 2011. Notwithstanding the foregoing, in addition to any other rights or remedies that Bank may have hereunder or under any of the other Loan Documents, if at any time Bank does not have a lien against the Pledged Account, Borrowers will pay the principal of the Term Loan in equal and consecutive monthly installments of Forty-One Thousand Six Hundred Sixty-Six and 66/100 Dollars ($41,666.66) each, on the first day of each calendar month commencing on the first day of the first calendar month following the date the Bank no longer has  a lien against the Pledged Account and one (1) final payment of the remaining principal balance, plus all accrued and unpaid interest thereon on March 16, 2011.”

8.             Term Loan B Payments. Section 4.3A of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“4.3A      Principal Payments on Term Loan B. Subject to the next succeeding sentence, Borrowers will pay the principal of Term Loan B in (a) equal and consecutive monthly installments of Twenty-Seven Thousand Seven Hundred Seventy-Seven and 78/100 Dollars ($27,777.78) each, on the first day of each calendar month commencing on November 1, 2006 and continuing through and including August 1, 2007, and (b) one (1) final payment of the remaining principal balance, plus all accrued and unpaid interest thereon on March 16, 2011. Notwithstanding the foregoing, in addition to any other rights or remedies that Bank may have hereunder or under any of the other Loan Documents, if at any time Bank does not have a lien against the Pledged Account, Borrowers will pay the principal of the Term Loan in equal and consecutive monthly installments of Twenty-Seven Thousand Seven Hundred Seventy-Seven and 78/100 Dollars ($27,777.78) each, on the first day of each calendar month commencing on the first day of the first calendar month following the dated Bank no longer has a lien against the Pledged Account and one (1) final payment of the remaining principal balance, plus all accrued and unpaid interest thereon on March 16, 2011.”

9.             Excess Cash Flow. Section 4.3B of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“4.3B      Excess Cash Flow. In addition to the monthly Term Loan, Term Loan B and Term Loan C payments required by the foregoing Sections 4.3, 4.3A and 4.3C, at Bank’s option, Borrowers shall pay to Bank, on an annual basis contemporaneously with its delivery of the financial statements required by Section 9.1 hereof and in any event no later than ninety (90) days after the end of each fiscal year of Borrowers, an amount equal to fifteen percent (15%) of Excess Cash Flow for the immediately preceding fiscal year, which payment shall be applied to the regularly scheduled payments of the Term Loan, Term Loan B and/or Term Loan C, as Bank’s sole option, in the inverse order in which they are due.”

10.           Termination of Line; Prepayment of Term Loans. Section 4.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“4.8         Termination of Line; Prepayment of Term Loan, Term Loan B and/or Term Loan C.

(a)           Right to Terminate. Borrowers may terminate the Line upon sixty (60) days prior written notice to Bank.

(b)           Termination Fee. In the event that (i) the Line is terminated by Borrowers for any reason, including without limitation prepayment or refinancing of the Line with another lender or from any other source, or (ii) an Event of Default occurs and the Line is terminated, Borrowers shall pay to Bank a termination fee calculated as follows:

(1)           if the termination date is on or prior to March 16, 2009, the termination fee will be equal to one-half of one percent (.5%) of the sum of the (i) Maximum Line Amount, plus (ii) the then outstanding principal balance of Term Loan, plus (iii) the then outstanding principal balance of Term Loan B, plus (iv) the then outstanding principal balance of Term Loan C; and

(2)           if the termination date is after March 16, 2009, there will be no termination fee.

If Borrowers request an extension of the Contract Period, Bank reserves the right, inter alia, to amend the termination fees for subsequent periods as a condition of any extension of the Line, together with such other conditions as Bank shall require.

In the event Bank exercises its right to accelerate payments under Term Loan, Term Loan B or Term Loan C following an Event of Default or otherwise, any tender of payment of the amount necessary to repay all or part of Term Loan, Term Loan B or Term Loan C made thereafter at any time by Borrowers, their successors or assigns, or by anyone on behalf of Borrowers and any receipt by Bank of proceeds of Collateral in payment of Term Loan, Term Loan B or Term Loan C shall be deemed to be a voluntary prepayment and in connection therewith Bank shall be entitled to receive the premium, if any required to be paid under the foregoing prepayment restrictions.

(c)           Term Loan, Term Loan B and Term Loan C Co-Terminus with Line. In the event the Line is terminated for any reason including, without limitation, as a result of an Event of Default, expiration of the Contract Period, pre-payment by Borrowers or otherwise, the entire outstanding principal balance of each of Term Loan, Term Loan B and Term Loan C, together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms hereof shall be due and payable immediately.”

11.           Additional Collateral.

(a)           Section 5 of the Loan Agreement is hereby amended by adding the following as Section 5.2A thereto:

“5.2A      Pledged Account. Borrowers shall grant Bank, as additional security for the Bank Indebtedness, a security interest in certain investment property owned by Borrowers and maintained with Bank in Account No. INF05268 (the “Pledged Account”). If, at any time and from time to time, the value of the Pledged Account, as determined by Bank in its reasonable discretion, is less than Two Million Six Hundred Thousand Dollars ($2,600,000.00) (the amount by which the value of the Pledged Account is less than Two Million Six Hundred Thousand Dollars ($2,600,000.00) being referred to herein as a “Deficiency”), and the Borrowers do not deposit sufficient investment property to reduce the Deficiency to $0 within three (3) Business Days of written notice from the Bank that such Deficiency exists, the Bank shall have the right to institute a reserve (a “Deficiency Reserve”) against the Borrowing Base Amount in an amount equal to the Deficiency.”

(b)           Notwithstanding anything to the contrary set forth in the Loan Documents, including, without limitation, Section 5 of the Third Amendment, upon the occurrence of the Specified Events, Bank shall  (i) not be obligated to release its lien on the Pledged Account, except in its sole discretion and (ii) continue to have the right to institute a Deficiency Reserve from time to time. As used herein, “Specified Events” means, Bank’s receipt of evidence that Borrowers have complied with the financial covenants set forth in Section 8 of the Loan Agreement for Borrowers’ fiscal year ending December 31, 2007, provided that no Event of Default shall have occurred and be continuing.

12.           Financial Covenants.

(a)           Minimum Annual Net Income. Section 8.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“8.1         Minimum Annual Net Income. Borrowers shall have Net Income of at least (a) negative $250,000.00 for the six month period ending December 31, 2007 and (b) $500,000.00 for the twelve month period ending December 31, 2008 and for each fiscal year of Borrowers ending thereafter.”

(b)           Minimum Quarterly Net Income. Section 8.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“8.2         Minimum Quarterly Net Income. Borrowers shall have Net Income of at least (a) negative $350,000.00 for the three month period ending September, 2007; (b) $0 as of March 31, 2008 and as of the end of the first three (3) fiscal quarters of Borrowers thereafter measured on a year-to-date basis.”

(c)           Fixed Charge Coverage Ratio. Section 8.3 of the Loan Agreement is hereby deleted and replaced with the following:

“8.3         Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than (i) 1.0 to 1.0 for the six month period ending December 31, 2007 and (ii) 1.2 to 1.0 as of the end of each fiscal quarter of Borrowers ending thereafter, measured on a rolling four quarter basis.”

(d)           Minimum Cash Equivalents. Section 8 of the Loan Agreement is hereby amended by adding the following as Section 8.6 thereto:

“8.6         Minimum Cash Equivalents. Borrowers shall have Cash Equivalents of at least Four Million Dollars ($4,000,000.00) at all times.”

13.           Event of Default. Section 13.1 of the Loan Agreement is hereby amended by adding the following as Section 13.1(y) thereto:

“(y)         The existence of a Deficiency for a period of more than three (3) Business Days following written notice from Bank to Borrower that such Deficiency exists.”

14.           Permitted Acquisitions. In addition to the terms and conditions set forth in Section 10(b) of the First Amendment, Infologix shall not enter into any acquisition (or series of acquisitions from persons who are Affiliates of each other) with aggregate Acquisition Consideration equal to or exceeding Two Hundred Thousand Dollars ($200,000.00) without the prior written consent of Bank. Bank hereby consents to (i) the acquisition of substantially all of the assets of Healthcare Informatics Associates, Inc. for Acquisition Consideration in an amount not to exceed Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00) in the aggregate; provided that cash Acquisition Consideration for such acquisition shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000.00) and (ii) the acquisition of substantially all of the assets of, or all of the equity interests of BII for Acquisition Consideration in an amount not to exceed Two Million Three Hundred Thousand Dollars ($2,300,000.00) in the aggregate, provided that cash Acquisition Consideration for such acquisition shall not exceed One Million Two Hundred thousand Dollars ($1,200,000.00), inclusive of a cash escrow account in the amount of Two Hundred Thousand Dollars ($200,000.00).

15.           Release of Collateral at Bank’s Sole Discretion. Borrower hereby acknowledges and agrees that Bank shall have no obligation to release its lien against all or any portion of the

Collateral (including, without limitation, the Pledged Account) prior to the date on which the Bank Indebtedness has been paid in full and Bank no longer has any obligation, agreement or commitment to advance any sums to Borrowers. Bank’s release of its lien against all or any portion of the Collateral prior to such date shall be at the sole discretion of Bank.

16.           Conditions Precedent. Bank’s obligations hereunder are contingent upon receipt by Bank of the following, each of which shall be in form and content satisfactory to Bank:

(a)           Promissory Notes. A fully executed amended and restated promissory note in the face amount of Eleven Million Dollars ($11,000,000.00) (“Second A/R Note”) and a fully executed Term Note C.

(b)           Certificates and Resolutions. An officer’s certificate of each Borrower certifying (i) the authorizing resolution of the board of directors, members or managers, as applicable, of each Borrower to execute and perform the terms and conditions of this Amendment and each of the documents execution in connection herewith, (ii) the incumbency of the officers, board members, members or managers, as applicable, of such Borrower, and (iii) that except as provided for therein, there has been no change in the formation and governing documents of such Borrower since the delivery of copies of such documents to Bank on August 25, 2006, with respect to Optasia and Embedded, and November 29, 2006, with respect to Infologix. If there has been a change in the formation and/or governing documents of any Borrower, a copy of such formation and/or governing document (along with all amendments and modifications thereto) shall be delivered to Bank along with a certification from the applicable Borrower that such document is a true and correct copy of the formation and/or covering document through the date of such certificate.

(c)           Good Standing Certificates. A good standing certificate from the state of incorporation of each Borrower certifying to the good standing and status of such Borrower, good standing/foreign qualification certificates from all other jurisdictions in which any Borrower is required to be qualified to do business.

(d)           Acquisition Documents. Copies of all items required to be delivered to Bank pursuant to Section 10 of the First Amendment in connection with the acquisition of substantially all of the assets of Healthcare Informatics Associates, Inc. (the “Proposed Acquisition”), including, without limitation (i) copies of all documents, including all related schedules and exhibits, executed and/or delivered in connection with the Proposed Acquisition; (ii) interim financial statements of Healthcare Informatics Associates, Inc. prepared on a cash basis for the period ended September 28, 2007 along with a certification by Jay Roberts that such statements are materially correct and complete and (iii) a subordination agreement regarding, inter alia, the portion of the Acquisition Consideration represented by a promissory note issued by Borrower to Healthcare Informatics Associates, Inc. and/or to be paid after the closing date under the acquisition documents (the “Seller Subordination Agreement”).

17.           Post-Closing Conditions. Borrower shall deliver to Bank the following, within the time periods provided for below, each of which shall be in form and content satisfactory to Bank:

(a)           On or prior to October 15, 2007, audited financial statements of Healthcare Informatics Associates, Inc. for the fiscal year ended 2004, 2005 and 2006.

(b)           On or prior to October 31, either (i) a control agreement for each deposit account acquired by Borrower pursuant to the Proposed Acquisition (ii) evidence that the assets in such accounts have been moved to Bank and such accounts have been closed.

18.           Amendment Fee. Upon execution of this Amendment, Borrowers shall pay to Bank an amendment fee in the amount of Thirty Thousand Dollars ($30,000.00) (the “Amendment Fee”) which fee may be charged as a Line Advance or charged to any bank account of any Borrower maintained with Bank. The foregoing Amendment Fee is in addition to the interest and other amounts which Borrowers are required to pay under the Loan Documents, and is fully earned and nonrefundable.

19.           Amendment/References. The Loan Agreement and the Loan Documents are hereby amended to be consistent with the terms of this Amendment. All references in the Loan Agreement and the Loan Documents to (a) “Advance” shall include, without limitation advances under Term Loan C; (b) “Bank Indebtedness” shall include, without limitation, all of Borrowers obligations under and in connection with Term Loan C; (c) “Collateral” shall include, without limitation, the Pledge Account; (d) the “Line Note” shall mean the Second A/R Note; (e) the “Loan Agreement” shall mean the Loan Agreement as amended hereby; (f) the “Loan Documents” shall include this Amendment, Term Loan C Note, the Second A/R Note, the Seller Subordination Agreement and all other instruments or agreements executed pursuant to or in connection with the terms hereof; (g) “Loans” shall include, without limitation, Term Loan C; and (h) “Note” shall include, without limitation, the Term Loan C Note and the Second A/R Note.

20.           Release. Each Borrower and Guarantor acknowledges and agrees that it has no claims, suits or causes of action against Bank and hereby remises, releases and forever discharges Bank, their officers, directors, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which any Borrower or Guarantor has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

21.           Additional Documents; Further Assurances. Each Borrower covenants and agrees to execute and deliver to Bank, or to cause to be executed and delivered to Bank contemporaneously herewith, at the sole cost and expense of such Borrower, the Amendment and any and all documents, agreements, statements, resolutions, searches, insurance policies, consents, certificates, legal opinions and information as Bank may reasonably require in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Bank herein or in any of the Loan Documents, or to enforce or to protect Bank’s interest in the Collateral. All such documents, agreements, statements, etc., shall be in form and content acceptable to Bank in its reasonable discretion. Each Borrower hereby authorizes Bank to file, at such Borrower’s cost and expense, financing statements, amendments thereto and other items as Bank may reasonably require to evidence or perfect Bank’s continuing security interest and liens in and against the Collateral. Each Borrower agrees to join with Bank in notifying any third party with possession of any Collateral of Bank’s security interest therein and in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Bank. Each Borrower will cooperate with Bank in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper.

22.           Further Agreements and Representations. Each Borrower does hereby:

(a)           ratify, confirm and acknowledge that the statements contained in the foregoing Background are true and complete and that, as amended hereby, the Loan Agreement and the other Loan Documents are in full force and effect and are valid, binding and enforceable against each Borrower and its assets and properties, all in accordance with the terms thereof, as amended;

(b)           covenant and agree to perform all of such Borrower’s obligations under the Loan Agreement and the other Loan Documents, as amended;

(c)           acknowledge and agree that as of the date hereof, no Borrower has any defense, set-off, counterclaim or challenge against the payment of any Bank Indebtedness or the enforcement of any of the terms of the Loan Agreement or of the other Loan Documents, as amended;

(d)           acknowledge and agree that all representations and warranties of each Borrower contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct in all material respects on and as of the date hereof as if made on and as of the date hereof;

(e)           represent and warrant that no Default or Event of Default exists;

(f)            covenant and agree that such Borrower’s failure to comply with any of the terms of this Amendment or any other instrument or agreement executed or delivered in connection herewith, shall constitute an Event of Default under the Loan Agreement and each of the other Loan Documents subject to any applicable notice and cure periods provided for therein; and

(g)           acknowledge and agree that nothing contained herein, and no actions taken pursuant to the terms hereof, are intended to constitute a novation of any of the Notes, the Loan Agreement or of any of the other Loan Documents and, except as specifically set forth in Section 1 of the First Amendment, Section 1 of the Second Amendment and Section 1 of the Third Amendment, does not constitute a release, termination or waiver of any existing Event of Default or of any of the liens, security interests, rights or remedies granted to the Bank in any of the Loan Documents, which liens, security interests, rights and remedies are hereby expressly ratified, confirmed, extended and continued as security for all Bank Indebtedness.

Each Borrower acknowledges and agrees that Bank is relying on the foregoing agreements, confirmations, representations and warranties of each Borrower and the other agreements, representations and warranties of each Borrower contained herein in agreeing to the amendments contained in this Amendment.

23.           Fees, Cost, Expenses and Expenditures. Borrowers will pay all of Bank’s reasonable expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents, searches, environmental assessments and appraisal reports, whether or not the transactions contemplated hereunder are consummated.

24.           No Waiver. Nothing contained herein constitutes an agreement or obligation by Bank to grant any further amendments to the Loan Agreement or any of the other Loan Documents. Except as specifically set forth in Section 1 of the First Amendment, Section 1 of the Second

Amendment and Section 1 of the Third Amendment, nothing contained herein constitutes a waiver or release by Bank of any Event of Default or of any rights or remedies available to Bank under the Loan Documents or at law or in equity.

25.           Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

26.           Binding Effect. This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

27.           Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

28.           Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

29.           Modifications. No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

30.           Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

31.           Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

INFOLOGIX SYSTEMS CORPORATION (formerly known as Info Logix Inc.)

By:	/s/ David Gulian
David Gulian, President

OPT ACQUISITION LLC

By:	/s/ David Gulian
David Gulian, President

EMBEDDED TECHNOLOGIES, LLC
By: INFO LOGIX INC., its sole Member

By:	/s/ David Gulian
David Gulian, President

SOVEREIGN BANK

By:	/s/ Steven Fahringer
Steven Fahringer, Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

The undersigned, intending to be legally bound hereby, consents and agrees to the foregoing Fourth Amendment and Modification to Loan and Security Agreement dated of even date herewith (the “Agreement”), and all terms thereof and further agrees that (a) such Agreement shall in no way affect or impair the undersigned’s obligations under that certain Surety Agreement from the undersigned to Bank dated November 29, 2006 (the “Surety”), that certain Securities Account Pledge Agreement from the undersigned to Bank dated November 29, 2006 (the “Pledge Agreement”), or under any other documents executed or delivered pursuant thereto or in connection therewith; (b) all references in the Surety and the Pledge Agreement (i) to “Bank Indebtedness” shall include, without limitation, all obligations of Borrowers to Bank under Term Loan C and the Line (each as defined in and as increased by the Agreement) and (ii) to the “Loan Agreement” shall include the Loan Agreement (as defined in the Agreement) as amended by the Agreement, the First Amendment, the Second Amendment and the Third Amendment (each as defined in the Agreement); and (c) the terms of the Surety and Pledge Agreement are hereby ratified and confirmed, all as of the date hereof.

INFOLOGIX, INC. (formerly known as New Age Translation, Inc.)

By:	/s/ David Gulian
David Gulian, President